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                            SUBLEASE AGREEMENT

  This Sublease is entered into as of January 8, 1997 by and between LSI Logic Corporation, a Delaware corporation ("Sublessor") and C-Cube Microsystems, Inc., a Delaware corporation ("Sublessee"), as a Sublease under that Single Tenant Net Lease dated as of August 25, 1995 between Oak Creek Delaware, Inc., a Delaware corporation, ("Landlord"), and Sublessor, as tenant (the "Lease"). A copy of the Lease is attached hereto as Exhibit A.

1.  SUBLEASE

          1.1 Sublessor leases to Sublessee and Sublessee leases from Sublessor real property commonly known as 1855 Barber Lane, Milpitas, California, and more particularly described in Exhibit A to the Lease, together with the building thereon (the "Building"), subject, however, to any and all existing encumbrances, easements, conditions, covenants, and restriction, rights-of-way, any other matters of record, and such matters as may be disclosed by inspection or survey. The real property and the Building shall be referred to herein as the "Premises."

          1.2 Sublessee accepts the Premises as being in good and sanitary order, condition and repair, and accepts the improvements included in the Premises in their present condition, "as is," and without representation or warranty by Sublessor as to the condition of the Premises or as to the use or occupancy which may be made thereof. Upon the expiration or sooner termination of this Sublease, Sublessee shall surrender the Premises, together with all Alterations (as defined in Paragraph 24 of the Lease), to Sublessor in the same condition as when received or installed, ordinary wear and tear excepted, and clean and free of debris and free of any liens created or suffered to be created by Sublessee. Sublessee shall not, however, be required to remove any tenant improvements to the Premises installed or constructed by, on behalf of or for the benefit of Sublessor, nor shall Sublessor require Sublessee to remove any tenant improvements to the Premises installed or constructed by Sublessee pursuant to the Tenant Improvements Agreement except to the extent Landlord requires the removal of any tenant improvements installed by Sublessee.

2.  TERM

          2.1 The term of this Sublease shall be for a period of approximately forty-eight (48) months commencing on the date on which all of the following has occurred: (i) this Sublease has been fully executed by both Sublessor and Sublessee, (ii) this Sublease has been consented to in writing by Landlord ("Consent of Landlord to Sublease) and (iii) Sublessor has delivered possession of the Premises to Sublessee. The term shall end on December 31, 2000, unless sooner terminated pursuant to any provision hereof.

          2.2 Sublessor shall deliver possession of the Premises to Sublessee when this Sublease and the Consent of Landlord to Sublease have both been fully executed (the "Commencement Date"). If the Commencement Date has not occurred for any reason whatsoever on or before April 1, 1997 then, in addition to Sublessee's other rights, Sublessee may terminate this Sublease by written notice to Sublessor, whereupon any monies previously paid by Sublessee to Sublessor shall be immediately reimbursed to Sublessee.

3.  RENT

          3.1 Sublessee shall pay to Sublessor as net monthly rent for the Premises the amounts set forth below, in advance, on the first day of each month of the term hereof:

    Months of Term         Monthly Rent

    Until February 28,1997 $0/month
    March 1,1997 - Dec. 31,1998   $93,725.00/month
    Jan 1,1999 - Dec. 31, 2000    $101,875.00/month

Sublessee shall pay Sublessor upon the execution hereof the sum of Ninety-three Thousand Seven Hundred and Twenty Five Dollars ($93,725.00) as rent in advance for the first month due. Rent for any period during the term hereof which is for less than one month shall be prorated. Rent shall be payable in advance on the 1st day of each month during the term, without notice or demand without any deduction, offset, or abatement (except to the extent expressly permitted by this Sublease) in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

          3.2 Notwithstanding anything to the contrary in this Sublease, Sublessee shall not be required to pay any Impositions, maintenance charges or any other charges, costs or expenses that may be required to be paid by Sublessee under the terms of this Sublease (except utilities for the Premises) until rent commencement or March 1,1997, whichever occurs first. Sublessee recognizes its obligations to pay Sublessee's liability insurance premiums as required after the Commencement Date.

          3.3 Sublessee hereby acknowledges that late payment by Sublessee to Sublessor of rent and other sums due hereunder will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Sublessor by the terms of the Lease. Accordingly, if any installment of rent or other sums due from Sublessee is not received by Sublessor within five (5) business days after its due date, Sublessee shall pay to Sublessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of late payment by Sublessee based upon the circumstances existing as of the date of this Sublease. Acceptance of such late charge by Sublessor shall in no event constitute a waiver of Sublessee's default with respect to such overdue amount, nor prevent Sublessor from exercising any of its other rights or remedies granted to it by law or this Sublease.

Initials: /s/ RDN  (Sublessor)     /s/ MKA  (Sublessee)
          -------                  -------

4.  SECURITY DEPOSIT

          4.1 Sublessee shall deposit with Sublessor upon the execution hereof the sum of One Hundred One Thousand Eight Hundred Seventy-five Dollars ($101,875) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within fifteen (15) days after written demand therefor deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount herein above stated and Sublessee's failure to do so shall be a breach of this Sublease, and Sublessor may at his option terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. Said deposit or so much thereof as had not theretofore been applied by Sublessor shall be returned without payment of interest for its use, to Sublessee within ten (10) days after the expiration of the term hereof (or earlier termination of the Sublease if Sublessee does not have any remaining contractual obligations to Sublessor), or after Sublessee has vacated the Premises, whichever is later.

5.  PROVISIONS CONSTITUTING SUBLEASE

          5.1 This Sublease is and at all times shall be subject and subordinate to the Lease. Sublessee shall take no action which would cause Sublessor to be in default of its obligations under the Lease, and Sublessee shall perform all of its obligations under this Sublease, and Sublessee shall indemnify and hold Sublessor harmless from and against all liability, costs, damages, claims, demands and expenses, including reasonable attorney's fees and costs, arising out of Sublessee's failure to do so. Sublessor shall fully perform all of its obligations under the Lease (except to the extent any of the same are the obligation of Sublessee hereunder) and shall indemnify and hold Sublessee harmless from and against all liability, costs, damages, claims, demands and expenses, including reasonable attorneys' fees and costs, arising out of Sublessor's failure to do so. Upon any termination of the Lease, this Sublease shall terminate concurrently therewith except as otherwise provided in the Consent of Landlord to Sublease and without any liability of Sublessor to Sublessee; provided, however, that a Lease termination due to Sublessor's default of its obligations under the Lease or this Sublease, shall be subject to the indemnification set forth above. Sublessor shall not enter into any amendment or modification of the Lease without the consent of Sublessee, nor shall Sublessor consent to a termination of the Lease or exercise any option to terminate the Lease that it may have, or surrender the Lease, without the prior written consent of Sublessee which will not unreasonably be withheld (and except as may be specifically permitted by this Sublease).

          5.2 Except for paragraphs 1, 2, 3, 49, and 52 of the Lease; and the second sentence of paragraph 9 of Exhibit B to the Lease (the "Tenant Improvement Agreement"); all of the terms and conditions contained in the Lease in the form attached hereto as Exhibit A are incorporated herein as terms and conditions of this Sublease. All references in the Lease to the "Lease" or the "lease" shall be deemed to refer to this Sublease and all references in the Lease to "Landlord" and "Tenants shall be deemed to refer to Sublessor and Sublessee, respectively, except that any reference to "Landlord" in Paragraph 12, 13, 23, 24, 27, 33, 34, 36, 39, 40, and 41
of the Lease shall be deemed to refer to both Landlord and Sublessor and any reference in Paragraphs 11 (except that Sublessee's reimbursement of insurance premiums paid by Landlord for the Premises shall be paid to Sublessor), 16, 20, 25, 26, 29, 30, 31, 32, 35, 37, and 53 of the Lease
shall be deemed to refer to Landlord only; provided, however, that Sublessor shall use reasonable efforts to enforce the obligations of Landlord pursuant to Paragraphs 11, 16, 20, 25, 26, 29, 30, 31, and 32 of the Lease for the benefit of Sublessee. Such efforts shall include the following: (i) upon Sublessee's written request, promptly notifying Landlord of any nonperformance under the Lease and requesting that Landlord perform its obligations thereunder; and (ii) after the time by which Landlord must cure a breach has expired, cooperating with Sublessee to institute, in the name of Sublessor, such legal proceedings as may be appropriate, with legal counsel selected by Sublessee and approved by Sublessor, to enforce the obligations of Landlord under the Lease (including the execution of such documents as may be reasonably required by such legal counsel). Sublessor and Sublessee shall be entitled to jointly control the conduct of the litigation; provided, however, that in the conduct of any litigation brought against Landlord to enforce its obligations under the Lease for the benefit of Sublessee, both Sublessor and Sublessee shall have an obligation to act in a commercially reasonable manner and with the goal of employing a strategy which is designed to ensure that Landlord will fully perform its obligations under the Lease, and no action may be taken which may materially and adversely affect the other party's rights or obligations under the Lease or Sublease without such other party's consent, including settlement. All reasonable costs incurred in connection with any enforcement undertaken by Sublessor at the request of Sublessee shall be paid by Sublessee. Sublessor agrees; however, that if Sublessor is the prevailing party in any action instituted against Landlord at Sublessee's request to enforce the obligations of Landlord under the Lease, and Sublessor recovers any attorneys' fees and costs from Landlord in connection therewith, Sublessor shall apply the amount recovered by Sublessor to any attorneys' fees and costs incurred by Sublessor in connection with such action (to the extent such fees and costs have not yet been paid or reimbursed by Sublessee) and, to the extent that Sublessee has incurred and paid legal fees in connection with such action, the balance, if any, of the amount recovered by Sublessor shall be paid to Sublessee.

          5.3 Except as otherwise expressly provided in this Sublease, all references to "Landlord" in paragraphs 2,4, and 5 and Appendix 1 of the Tenant Improvements Agreement shall refer to Landlord only.

          5.4 The following portions of the incorporated provisions of the Lease are hereby expressly deleted or modified as follows:

a. Paragraph 10: the date "September 1, 1995" in the last sentence is hereby deleted and replaced with ________, 1997.

b. Paragraph 5: the words "light manufacturing with the written consent of Landlord" shall be inserted after the word "offices" in the second line.

c. Paragraph 26.1: the number "12" in the second sentence is deleted and replaced with the number "11".

d. The Tenant Improvements Agreement: the date "September 1, 1995" in paragraph 1 is hereby deleted and replaced with ________, 1997.

6.  TENANT IMPROVEMENTS

          6.1 Except as expressly provided herein, any tenant improvements to the Premises shall be constructed by Sublessee in accordance with the terms of Exhibit B to the Lease (the "Tenant Improvement Agreement"). Sublessee shall submit to Landlord complete, finished drawings and specifications (the "Plans") for the tenant improvements to be constructed by Sublessee (the "Tenant Improvements") together with a proposed schedule for completion. The Plans shall reflect and be in accordance with (i) a space plan approved by Landlord, and (ii) that certain list of Landlord's Required Specifications attached as Appendix 1 of the Tenant Improvement Agreement. Sublessee intends to submit a space plan depicting tenant improvements to the Premises substantially as shown and/or described on Exhibit B to this Sublease. Notwithstanding anything set forth herein, provided that Landlord approves the Plans, the Final Plans, Sublessee's architect, engineers and contractors, Sublessee's insurance and payment and performance bonds, and Tenant's Work, Sublessee shall not be required to obtain Sublessor's approval of any such matters. Sublessee will indemnify Sublessor and hold Sublessor harmless from and against all liability, costs, damages, claims, demands and expenses, including reasonable attorney's fees and costs, arising out of or in any way connected with the immediately preceding Sublease provision and the Tenant Improvement Agreement. So long as Landlord approves any disbursements of the Tenant Improvement Allowance, Sublessor shall deem all conditions to such disbursements to have been satisfied.

          6.2 No construction management fee shall be payable to Sublessor, nor shall any fees be payable to Sublessor's architects, engineers or consultants in connection with the Tenant Improvements.

          6.3 Landlord shall provide Sublessee with an allowance of up to One Million Four Hundred Sixty Seven Thousand Dollars ($1,467,000.00) to be applied to the Tenant Improvement Costs (the "Tenant Improvement Allowance"). Sublessee shall NOT have the right to utilize the Additional Tenant Improvement Allowance as described in paragraph 9 of the Tenant Improvements Agreement. The Tenant Improvement Allowance shall be paid to Sublessee as provided in the Tenant Improvements Agreement. Upon Sublessor receipt of written notice from Sublessee that the Tenant Improvements have been completed in accordance with the requirements of the Tenant Improvements Agreement, Sublessor shall submit to Landlord a written request that reimbursement of the Tenant Improvement Costs, up to an amount equal to the Tenant Improvement Allowance, be paid directly to Sublessee upon Sublessee's satisfaction of the requirements set forth in paragraph 9 of the Tenant Improvements Agreement (as modified, if applicable, by the terms of Landlord's consent).

7.  BROKERS

          7.1 Sublessee warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease other than Colliers Parrish International and CPS, The Commercial Property Services Company, whose commission shall be paid by Sublessor, and that it knows of no other real estate broker or agent
(other than the brokers described above) who is or might be entitled to a commission in connection with this Sublease. Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all liabilities or expenses, including reasonable attorneys' fees and costs, arising from any claims made by any broker or individual (other than the brokers described above) for commissions or fees who claims to have represented Sublessee in connection with this Sublease.

8.  RECOGNITION & ATTORNMENT AGREEMENT

          8.1 Sublessor shall use its reasonable best efforts to obtain from Landlord a recognition and attornment agreement which provides that, if the Lease is terminated as a result of any default by Sublessor, (a)
(i) the Sublease will not be terminated; (ii) Landlord will recognize all of Sublessee's right to possession of the Premises pursuant to the terms of this Sublease; and (iii) Landlord will assume all of Sublessor's obligations under the Sublease arising on and after the date of the event of default by Sublessor, and (b) Sublessee will attorn to Landlord and perform all of Sublessee's obligations under the Sublease directly to Landlord as if Landlord were the Sublessor under the Sublease.

9.  CONSENTS AND APPROVALS

          9.1 Whenever the consent or approval of either party is required under this Sublease, such consent or approval shall not be unreasonably withheld or delayed.

10. LANDLORD'S CONSENT

          10.1 Sublessee acknowledges that this Sublease is subject to the consent of the Landlord under the Lease. Accordingly, this Sublease shall not be effective unless and until Landlord's consent has been executed by Landlord. Sublessor shall use diligent efforts to obtain such consent as soon as reasonably possible following execution of this Sublease by Sublessor and Sublessee. Either party shall have the right to terminate this Sublease if Landlords consent hereto, in form and content reasonably acceptable to Sublessor and Sublessee, cannot be obtained within fifteen
(15) business days after this Sublease has been fully executed. Sublessor shall have no liability whatsoever to Sublessee, however, if Sublessor is unable to obtain such consent from Landlord.

11. SUBLESSOR'S OPTION TO EXTEND LEASE

          11.1 Sublessor agrees that it will not exercise its option to extend the Lease past December 31, 2000, pursuant to paragraph 2 of the Lease.

12. NOTICES

          12.1 All notices, unless otherwise provided herein, will be in writing and deemed given on the date the notice is hand delivered, mailed, or electronically transmitted (with a confirmation or acknowledgment of receipt) to the receiving party at such party's address. Either party may change its address upon notice to the other party as set forth herein.

For Sublessor:                     For Sublessee:
LSI Logic Corporation              C-Cube Microsystems, Inc.
M/S D-106, 1551 McCarthy Blvd.     1778 McCarthy Boulevard
Milpitas, CA 95035                 Milpitas, CA 95035
Attn: General Counsel              Attn: Manager, Corp. Facilities
Telephone: (408) 433-7189          Telephone: (408) 944-8606
Fax: (408) 433-6896                Fax: (408) 944-6762

13. CONFLICT

          13.1 If any terms of the Master Lease contradict the terms of this Sublease, the terms of this Sublease shall control over the Master Lease as between Sublessor and Sublessee.

14. ASSIGNMENT OF WARRANTIES

          14.1 Sublessor hereby assigns to Sublessee all warranties given and indemnities made by Landlord to Sublessor under the Lease subject to Landlord's written consent to such assignment. Sublessor shall cooperate with Sublessee to enforce all such warranties and indemnities.

15. ADDITIONAL PROVISIONS

          15.1 Without limiting any other right or remedy of Sublessee under this Sublease, if Landlord seeks to terminate the Lease because of a default or alleged default by Sublessor, Sublessor shall use its reasonable good faith efforts to maintain the Lease in full force and effect for the benefit of Sublessee, and Sublessor shall take reasonable actions required to reinstate the Lease and/or to claim and pursue any right of redemption or relief from forfeiture of the Lease (and as a consequence thereof any forfeiture of this Sublease) to which Sublessor may be entitled at law or in equity.

          15.2 As an inducement to Sublessee to enter this Sublease, to the best of Sublessor's knowledge, Sublessor represents and warrants with respect to the Premises that: (a) the Lease is in full force and effect, and there exists under the Lease no default or event of default by either Landlord or Sublessor, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default; (b) there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor or Landlord or third parties which could, in the aggregate, adversely affect the Premises or any part thereof or the ability of either party to perform its obligations under the Lease, and Sublessor is not aware of any facts which might result in such actions, suits or proceedings; (c) there is no pending or threatened condemnation or similar proceeding affecting the Premises or any portion thereof, and Sublessor has no knowledge that any such action currently is contemplated; and (d) Sublessor has not received any notice from any insurance company of any defects or inadequacies in the Premises or any part thereof which could adversely affect the insurability of the Premises or the premiums for the insurance thereof.

                               SUBLESSOR

                               LSI Logic Corporation,
                               a Delaware corporation

                               By:  /s/ R. Douglas Norby
                               Its: EVP & CFO


                               SUBLESSEE

                               C-Cube Microsystems, Inc.,
                               a Delaware corporation

                               By:  /s/ Mark K. Allen
                               Its: V.P.